                                                                       EXHIBIT B


                       WELLINGTON MANAGEMENT COMPANY, LLP

                              Schedule of Partners


Partners: 63



        NAME                          TITLE
        ----                          -----

        Kenneth L. Abrams             Senior Vice President
        Nicholas C. Adams             Senior Vice President
        Rand L. Alexander             Senior Vice President
        Deborah L. Allinson           Senior Vice President
        James H. Averill              Senior Vice President
        Mark J. Beckwith              Senior Vice President
        Karl E. Bandtel               Senior Vice President
        Marie-Claude Bernal           Senior Vice President
        William N. Booth              Senior Vice President
        Paul Braverman                Senior Vice President & Chief Financial Officer
        Robert A. Bruno               Senior Vice President
        Maryann E. Carroll            Senior Vice President
        Pamela Dippel                 Senior Vice President
        Robert L. Evans               Senior Vice President
        Lisa D. Finkel                Senior Vice President
        Charles T. Freeman            Senior Vice President
        Laurie A. Gabriel             Senior Vice President and Managing Partner
        John H. Gooch                 Senior Vice President
        Nicholas P. Greville          Senior Vice President
        Paul Hamel                    Senior Vice President
        William C.S. Hicks            Senior Vice President
        Lucius T. Hill, III           Senior Vice President
        Paul D. Kaplan                Senior Vice President
        John C. Keogh                 Senior Vice President
        George C. Lodge, Jr.          Senior Vice President
        Nancy T. Lukitsh              Senior Vice President
        Mark T. Lynch                 Senior Vice President
        Christine S. Manfredi         Senior Vice President
        Patrick J. McCloskey          Senior Vice President
        Earl E. McEvoy                Senior Vice President
        Duncan M. McFarland           President, Chief Executive Officer and Managing Partner
        Paul M. Mecray III            Senior Vice President
        Matthew E. Megargel           Senior Vice President
        James N. Mordy                Senior Vice President

        NAME                          TITLE
        ----                          -----

        Diane C. Nordin               Senior Vice President
        Stephen T. O'Brien            Senior Vice President
        Edward P. Owens               Senior Vice President
        Saul J. Pannell               Senior Vice President
        Thomas L. Pappas              Senior Vice President
        Jonathan M. Payson            Senior Vice President
        Stephen M. Pazuk              Senior Vice President/Finance & Treasurer
        Phillip H. Perelmuter         Senior Vice President
        Robert D. Rands               Senior Vice President
        Eugene E. Record, Jr.         Senior Vice President
        James A. Rullo                Senior Vice President
        John R. Ryan                  Senior Vice President and Managing Partner
        Joseph H. Schwartz            Senior Vice President
        Theodore Shasta               Senior Vice President
        Binkley C. Shorts             Senior Vice President
        Trond Skramstad               Senior Vice President
        Catherine A. Smith            Senior Vice President
        Stephen A. Soderberg          Senior Vice President
        Eric Stromquist               Senior Vice President
        Brendan J. Swords             Senior Vice President
        Harriett Tee Taggart          Senior Vice President
        Perry M. Traquina             Senior Vice President
        Gene R. Tremblay              Senior Vice President
        Michael A. Tyler              Senior Vice President
        Mary Ann Tynan                Senior Vice President/Secretary
        Clare Villari                 Senior Vice President
        Ernst H. von Metzsch          Senior Vice President
        James L. Walters              Senior Vice President/Special Counsel
        Kim Williams                  Senior Vice President
        Francis V. Wisneski           Senior Vice President



Exhibit C - Brokerage Commissions



        The following brokerage commissions were paid for the period March 1, 1999 to December 31, 1999.



        Aggressive Opportunities Fund..................   $  385,476

        International Fund.............................   $  240,532

        Growth Fund....................................   $5,540,732

        Growth & Income Fund...........................   $  179,678

        Equity Income Fund.............................   $1,093,636

        Asset Allocation Fund..........................   $  104,539

                             THE VANTAGEPOINT FUNDS

                              GROWTH & INCOME FUND

                       SPECIAL MEETING OF THE SHAREHOLDERS


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE SPECIAL MEETING OF THE SHAREHOLDERS, MARCH 22, 2000



   The undersigned, revoking previous proxies with respect to the Shares (defined below), hereby appoints Girard Miller and Paul Breault as proxies and each of them, each with full power of substitution, to vote at the Special Meeting of Shareholders of The Vantagepoint Funds (The "Trust") to be held in the headquarters of the ICMA Retirement Corporation, 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, on Wednesday, March 22, 2000, at 9:30 am (Eastern Time), and any adjournments or postponements thereof (the "Meeting") all shares of beneficial interest of the Trust that the undersigned would be entitled to vote if personally present at the Meeting ("Shares") on the proposals set forth below respecting: (1) a proposed method of operation under a "Manager-of-Managers" structure, and (2) the proposed subadvisory agreement
(the "Subadvisory Agreement") between Vantagepoint Investment Advisers, LLC, ("VIA"), the Vantagepoint Growth and Income Fund (the "G & I Fund"), and Wellington Management Company, LLP, ("Wellington Management") in accordance with their own judgement, any other matters properly brought before the Meeting.


THE BOARD OF DIRECTORS OF THE TRUST RECOMMENDS A VOTE "FOR" THE PROPOSALS TO:


Proposal 1:                             Approve operation under the proposed Manager-of-Managers structure

                                        For [ ]                 Against  [ ]                 Abstain  [ ]

Proposal 2:                             Approve the Subadvisory Agreement between the G & I Fund, VIA and
( G & I Fund Shareholders Only)         Wellington Management

                                        For [ ]                 Against  [ ]                 Abstain  [ ]



THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.